UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 24, 2008
Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

57 West 200 South, Suite 400
Salt Lake City, Utah 84101
(Address of Principal Executive Offices)

(801) 521-3292
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Effective October 24, 2008, the Company entered into an exclusive investment banking agreement with John Thomas Financial, Inc. (“JTF”) to assist in raising capital.  In connection therewith, (i) JTF was issued a 5-year warrant to purchase 15 million shares of the Company’s stock at an exercise price of $0.01 per share, (ii)  the Company agreed to pay JTF a merger and acquisition fee equal to 5% of the first $1 million of consideration paid, 4% of the second $1 million of consideration paid, 3% of the third $1 million of consideration paid, 2% of the fourth $1 million of consideration paid, and 1% of any additional consideration paid resulting from any acquisition completed by the Company and introduced by JTF during the term of the investment banking agreement, and (iii) the Company should enter into a 2-year consulting agreement with JTF whereby the Company will pay JTF $15,000 per month.

Item 3.02          Unregistered Sales of Equity Securities

During October 2008, the Company sold 15,000,000 shares of common stock for gross proceeds of $2,250,000 and paid sales commissions of $292,500.

As outlined in Item 1.01 above, effective October 24, 2008, the Company issued JTF a five-year warrant to purchase 15,000,000 shares of Company common stock at an exercise price of $0.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST RESOURCES, INC.

Date: October 29, 2008	By:	/s/ DAN BAKER
Dan Baker
Chief Executive Officer

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